IMG MUTUAL FUNDS, INC.


                                EXHIBIT # 10(c)

                                       TO

                         POST-EFFECTIVE AMENDMENT NO. 9

                        FORM N-1A REGISTRATION STATEMENT

                                 January 6, 1998


IMG Mutual Funds, Inc.
720 Liberty Building
418 Sixth Avenue
Des Moines, IA 50309-2410

Ladies and Gentlemen:

         We have acted as special Maryland counsel to IMG Mutual Funds, Inc. ("IMG"), a corporation organized under the laws of the State of Maryland on November 16, 1994. IMG is authorized to issue One Hundred Billion (100,000,000,000) shares of capital stock (each a "Share" and collectively, the "Shares"), one-tenth of one cent ($0.001) par value per Share, Twenty Six Billion Two Hundred Million (26,200,000,000) of which have been classified into eleven series (each a "Series" and collectively, the "Series"). The designation of the eleven Series, and the number of Shares of each Series, is as follows:
(1) IMG Core Stock Fund Series - Eight Hundred Million (800,000,000) Shares; (2) IMG Bond Fund Series Eight Hundred Million (800,000,000) Shares; (3) Liquid Assets Fund Series - Five Billion (5,000,000,000) Shares; (4) Municipal Assets Fund Series - Five Billion (5,000,000,000) Shares; (5) Vintage Government Assets Fund Series - Five Billion (5,000,000,000) Shares; (6) Vintage Income Fund
Series - One Billion Six Hundred Million (1,600,000,000) Shares; (7) Vintage Municipal Bond Fund Series - One Billion Six Hundred Million (1,600,000,000) Shares; (8) Vintage Equity Fund Series - One Billion Six Hundred Million (1,600,000,000) Shares; (9) Vintage Balanced Fund Series - One Billion Six Hundred Million (1,600,000,000) Shares; (10) Vintage Aggressive Growth Fund Series - One Billion Six Hundred Million (1,600,000,000) Shares; and (11) Vintage Limited Term Bond Fund Series - One Billion Six Hundred Million (1,600,000,000) Shares.

         The Five Billion (5,000,000,000) Shares of the Vintage Government Assets Fund Series are further classified into four classes of Shares (each a "Class" and collectively, the "Classes"), designated as the Class A Shares, the Class B Shares, the Class C Shares and the Class D Shares, respectively, with each Class consisting of One Billion Two Hundred Fifty Million (1,250,000,000) Shares.

         The One Billion Six Hundred Million Shares of each of the Vintage Income Fund Series, Vintage Municipal Bond Fund Series, Vintage Equity Fund Series, Vintage Balanced Fund Series, Vintage Aggressive Growth Fund Series and Vintage Limited Term Bond Fund Series are further classified into two classes of Shares (each a "Class" and collectively, the "Classes"), designated as the Class A Shares and the Class B Shares, respectively, with each Class consisting of Eight Hundred Million (800,000,000) Shares.

         We understand that you have filed with the Securities and Exchange Commission Post-Effective Amendment No. 8, under the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 11, under the Investment Company Act of 1940, as amended (the "Investment Company Act"), to IMG's registration statement on Form N-1A, as amended (the "Registration Statement"), for the purpose of registering the Class A and Class B Shares of the Vintage Government Assets Fund Series and the Vintage Equity Fund Series and the Class A Shares of each of the Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series. We understand that our opinion is required to be filed as an exhibit to the Registration Statement.

         In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

         (i) the Registration Statement, including all amendments thereto filed to date, and a draft of the amendment which you are about to file with the Securities and Exchange Commission;

         (ii)     the Charter and Bylaws of IMG;

         (iii) a certificate of IMG regarding, among other things, certain actions by IMG in connection with the authorization of the issuance of Class A and Class B Shares of the Vintage Government Assets Fund Series and the Vintage Equity Fund Series and Class A Shares of each of the Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series (the "Certificate");

         (iv) a certificate of the Maryland State Department of Assessments and Taxation dated December 23, 1997 to the effect that the IMG is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland (the "Good Standing Certificate"); and

         (v) such other documents and matters as we have deemed necessary and appropriate to render this opinion, subject to the limitations, assumptions, and qualifications contained herein.

         As to any facts or questions of fact material to the opinions expressed herein, we have relied exclusively upon the aforesaid documents and certificates, and representations and declarations of the officers or other representatives of IMG. We have made no independent investigation whatsoever as to such factual matters.

         In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:

         (a) all documents submitted to us as originals are authentic; all documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all documents submitted to us for examination are genuine; and all documents and public records reviewed are accurate and complete;

         (b) all representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers; or (ii) made by officers or representatives of IMG, including certifications made in the Certificate, are accurate, true, correct and complete in all material respects; and

         (c) at no time prior to and including the date when all of the Class A and Class B Shares of the Vintage Government Assets Fund Series and the Vintage Equity Fund Series, and the Class A Shares of each of the Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Balanced Fund
Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series, are issued will (i) IMG's Charter, Bylaws or the existing corporate authorization to issue such Shares be amended, repealed or revoked;
(ii) the total number of the issued Shares of capital stock of any Class of the Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series exceed Eight Hundred Million (800,000,000) Shares,
(iii) the total number of the issued Shares of capital stock of any Class of the Vintage Government Assets Fund Series exceed One Billion Two Hundred Fifty Million (1,250,000,000) Shares or (iv) the net asset value per Share of any Class of the Vintage Government Assets Fund Series, the Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Equity Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series or the Vintage Limited Term Bond Fund Series be less than one-tenth of one cent ($0.001) per Share.

         Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

         1. IMG is a corporation duly organized and validly existing in good standing under the laws of the State of Maryland.

         2. The issuance and sale of the Class A and Class B Shares of each of the Vintage Government Assets Fund Series and the Vintage Equity Fund Series and the Class A Shares of each of the Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series, has been duly and validly authorized by all necessary corporate action on the part of IMG.

         3. When issued and sold to the public as described in the Registration Statement, the Class A and Class B Shares of each of the Vintage Government Assets Fund Series and the Class A Shares of each of the Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Balanced Fund
Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series, will be legally and validly issued, fully paid and non-assessable.

         In addition to the qualifications set forth above, the opinions set forth herein are also subject to the following qualifications:

         (i) We express no opinion as to the issuance and/or sale of Shares of any Class of the Vintage Government Assets Fund Series, the Vintage Equity Fund Series, Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series or the Vintage Limited Term Bond Fund Series pursuant to (a) any capital reorganization or reclassification of the Shares of IMG; (b) the consolidation or merger of IMG with another entity, or (c) the participation by IMG in any transaction not in the ordinary course of IMG's business pursuant to which IMG issues and/or sells Shares, including, but not limited to, the issuance of Shares in connection with the purchase of substantially all the assets of another entity.

         (ii) We express no opinion as to compliance with the Securities Act, the Investment Company Act or the securities laws of any state with respect to the issuance of the Shares of any Class of the Vintage Government Assets Fund Series, the Vintage Equity Fund Series, the Vintage Income Fund Series, the
Vintage Municipal Bond Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series or the Vintage Limited Term Bond Fund Series.

         We consent to your filing this opinion with the Securities and Exchange Commission in connection with the Registration Statement.


                                           Sincerely yours,

                                           /s/ Ober, Kaler, Grimes & Shriver,
                                           a Professional corporation